Exhibit 16.1

RSM US LLP

515 S Flower St
17th Floor
Los Angeles, CA 90071

T +1 213 330 4800
F +1 213 330 4880

www.rsmus.com

January 8, 2024

Securities and Exchange Commission

Washington, D.C.

Commissioners:

We have read Beam Global’s statements included under Item 4.01(a) of its Form 8-K filed on January 8, 2024 and we agree with such statements concerning our firm.